Exhibit 99.2
Subject Line: Alert: VimpelCom AGM June 29, 2007 — ADR ISIN US68370R1095
Dear Shareholder,
We are contacting you on behalf of Telenor ASA regarding the Annual General Meeting of VimpelCom to be held on June 29, 2007.
This year’s AGM is vitally important to the future of VimpelCom and your interests as a shareholder. By exercising your rights as a shareholder to elect a balanced, fair and experienced Board of Directors, you can give VimpelCom a Board best positioned to capitalize on VimpelCom’s attractive growth opportunities and to protect your interests.
Telenor strongly urges you to vote for Jo Lunder and Stig Herbern to achieve such a balanced, fair and experienced Board of Directors at VimpelCom by cumulating all your voting rights on these two candidates.
For more information please read the letter from Telenor to its fellow VimpelCom shareholders at http://www.innisfreema.com/telenor/Telenor Shareholder Letter.pdf
PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE YOUR VOTE IS COUNTED. THE ADR
VOTING DEADLINE IS JUNE 25, 2007, 12PM (NOON) NEW YORK TIME
__________________________
Reference and Deadlines
Vimpel-Communications ADRs: ISIN US68370R1095 ■ CUSIP 68370R109
Annual General Meeting of Shareholders: June 29, 2007
Record Date: May 14, 2007
ADR Voting Deadline: June 25, 2007, 12PM (Noon) New York Time
If you have any questions, or need assistance in voting your shares, please call Innisfree M&A Incorporated.
From the U.S. or Canada: 877 825 8971 (toll free)
From within the EU: 00800 7710 9970 (free phone)
From other locations, please call collect:
+1 412 232 3651 (United States) or +44 20 7710 9960 (London).

Forward-Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties. In addition, other written or oral statements which constitute forward-looking statements have been made and may in the future be made by or on behalf of Telenor ASA (“Telenor”). In this communication, such forward-looking statements include, without limitation, statements relating to (1) the implementation of strategic initiatives, (2) the results or consequences of any meeting of shareholders of OAO “Vimpel-

Communications” (“VimpelCom”), (3) the consequences of certain potential transactions involving VimpelCom and members of the Alfa Group Consortium (4) statements relating to Telenor’s or VimpelCom’s future business development and economic performance and (5) other statements regarding matters that are not historical facts. The words “anticipate”, “believe”, “expect”, “estimate”, “will”, “may”, “would”, “should” and similar expressions identify certain of these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements because actual events and results may differ materially from the expected results described by such forward-looking statements. Many factors may influence Telenor’s or VimpelCom’s actual results and cause them to differ materially from expected results as described in such forward-looking statements. Telenor disclaims any intention or obligation to update and revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
Telenor has filed with the Securities and Exchange Commission (the “SEC”) a statement on Schedule 13D with respect to Telenor’s interest in the securities of VimpelCom and a number of amendments thereto (as so amended, the “Schedule 13D”). Investors and security holders are urged to read the Schedule 13D, as well as Telenor’s and VimpelCom’s respective filings on Form 20-F and Form 6-K, and any other relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain free copies of such documents at the SEC’s website (http://www.sec.gov).